UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2013 (May 16, 2013)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Annual Meeting of Shareholders held on May 16, 2013, 533,967,638 common shares were represented in person or by proxy.

(b) Proposal One - At the meeting, shareholders elected the five directors named below. The votes cast with respect to each director were as follows:

Director	Term Expires	For	Against	Abstain	Broker Non-Votes
Lawton W. Fitt	2014	509,424,233	1,405,566	499,930	22,637,909
Jeffrey D. Kelly	2014	507,871,596	2,941,763	516,370	22,637,909
Peter B. Lewis	2014	504,635,450	6,355,599	338,680	22,637,909
Patrick H. Nettles, Ph.D.	2014	508,709,629	2,119,592	500,508	22,637,909
Glenn M. Renwick	2014	504,912,470	6,085,106	332,153	22,637,909

The following are the directors whose terms continued after the meeting:

Director	Term Expires
Stuart B. Burgdoerfer	2014
Charles A. Davis	2014
Heidi G. Miller, Ph.D.	2014
Roger N. Farah	2015
Stephen R. Hardis	2015
Bradley T. Sheares, Ph.D.	2015

Also at the Annual Meeting, shareholders took the following actions:

•

Proposal Two - Approved our executive compensation program. This proposal received 503,726,696 affirmative votes and 5,659,353 negative votes. There were 1,943,680 abstentions and 22,637,909 broker non-votes with respect to this proposal.

•

Proposal Three - Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013. This proposal received 529,736,389 affirmative votes and 3,836,732 negative votes. There were 394,517 abstentions and no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and
Chief Accounting Officer